UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01       Entry into a Material Definitive Agreement.

On July 12, 2011, Array entered into a Collaboration and License Agreement with ASLAN Pharmaceuticals Pte Ltd., a Singapore corporation (“ASLAN”), dated July 12, 2011, granting ASLAN the exclusive worldwide right to develop Array’s HER2 / EGFR inhibitor, ARRY-543, currently entering phase 2 development for solid tumors. Under the agreement, ASLAN will fund and conduct clinical development activities for ARRY-543 through clinical proof of concept. Upon achievement of clinical proof of concept, ASLAN has agreed to seek to license the program to a third party for phase 3 development and commercialization. In consideration for the rights granted to ASLAN under the agreement, Array will receive a significant portion of the consideration received under any such partnering transaction. Under the agreement, ASLAN also has an option to negotiate to license a second undisclosed compound from Array.

The agreement will remain in effect for two years after conclusion of the initial development plan, unless ASLAN has entered into a license agreement with a third party for the further development and commercialization of the program, in which case the agreement shall remain in force and effect. Either party may terminate the agreement prior to expiration of the term following breach of the agreement by the other party. ASLAN is responsible for diligently advancing development ARRY-543 under an agreed upon development plan. Array and ASLAN have also agreed to indemnify the other party for certain of their respective manufacturing and development activities under the agreement.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Array BioPharma Forward-Looking Statement

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the development plan for ARRY-543, a partnering transaction for the further development and commercialization of ARRY-543, our potential to earn a portion of future payments under such a partnering transaction, the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate and future plans to progress and develop ARRY-543. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements. We are providing this information as of July 12, 2011. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Collaboration and License Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Collaboration and License Agreement